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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to incorporation by reference in the Registration Statement on Form S-8 pertaining to the registration of 150,000 shares of common stock to be issued pursuant to The Safety Fund Corporation 1994 Incentive and Non-Qualified Stock Option Plan of The Safety Fund Corporation of our report dated January 28, 1994, with respect to the consolidated financial statements of The Safety Fund Corporation incorporated by reference in its annual report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.

                                                       /s/ Ernst & Young LLP
                                                           Ernst & Young LLP


Boston, Massachusetts
December 27, 1995